CONTACTS:

LP Investor Relations Aaron Howald 615.986.5792 Aaron.Howald@lpcorp.com	LP Media Contact Breeanna Straessle 615.986.5886 Breeanna.Straessle@lpcorp.com

LP ANNOUNCES $300 MILLION EXPANSION OF SHARE REPURCHASE AUTHORIZATION

NASHVILLE, Tenn. (Nov. 10, 2020) - LP Building Solutions (“LP”) (NYSE: LPX) today announced that its Board of Directors has authorized an expansion of LP’s share repurchase program under which the company may repurchase up to an additional $300 million of its outstanding common stock.

This is in addition to LP’s existing $200 million authorization announced on Feb. 11, 2020, of which $100 million had been completed as of Nov. 4, 2020.

“LP remains committed to strategically deploying capital in order to drive the greatest value for our shareholders,” said LP Chairman & Chief Executive Officer Brad Southern. “Combined with the previous $200 million authorization, LP’s Board of Directors has approved this new share repurchase authorization as part of our overall capital allocation strategy. This new authorization highlights the Board’s continued confidence in our strategy, our business and outlook, our strong cash flow generation, and our focus on returning capital to shareholders.”

Under the share repurchase program, the company may purchase its common stock from time to time in either the open market or privately negotiated transactions, in accordance with the rules and regulations of the Securities and Exchange Commission.

About Louisiana-Pacific Corporation

As a leader in high-performance building solutions, Louisiana-Pacific Corporation (LP Building Solutions, NYSE: LPX) manufactures engineered wood building products that meet the demands of builders worldwide. Its extensive offerings include innovative and dependable building products and accessories, such as the LP Structural Solutions portfolio (LP WeatherLogic® Air & Water Barrier, LP Legacy® Premium Sub-Flooring, LP® TechShield® Radiant Barrier, LP® FlameBlock® Fire-Rated Sheathing and more), oriented strand board (OSB), LP® TopNotch® Sub-Flooring, LP® SmartSide® Trim & Siding, LP® Outdoor Building Solutions®, and LP Elements® Performance Fencing. In addition to product solutions, LP provides industry-leading service and warranties. Since its founding in 1973, LP has been Building a Better World™ by helping customers construct beautiful, durable homes. Headquartered in Nashville, Tennessee, LP operates 25 plants across the U.S., Canada, Chile and Brazil. For more information, visit LPCorp.com.

Forward-Looking Statements

This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: impacts from public health issues (including global pandemics, such as the COVID-19 pandemic) on the economy, demand for our products or our operations, including the actions and recommendations of governmental authorities to contain such public health issues; changes in governmental fiscal and monetary policies, including tariffs, and levels of employment; changes in general economic conditions, including impacts from the COVID-19 pandemic; changes in the cost and availability of capital; changes in the level of home construction and repair activity; changes in competitive conditions and prices for our products; changes in the relationship between supply of and demand for building products; changes in the financial or business conditions of third-party wholesale distributors and dealers; changes in the relationship between supply of and demand for raw materials, including wood fiber and resins, used in manufacturing our products; changes in the cost of and availability of energy, primarily natural gas, electricity, and diesel fuel; changes in the cost of and availability of transportation; difficulties in the launch or production ramp-up of newly introduced products; unplanned interruptions to our manufacturing operations, such as explosions, fires, inclement weather, natural disasters, accidents, equipment failures, labor disruptions, transportation interruptions, supply interruptions, public health issues (including pandemics and quarantines), riots, civil insurrection or social unrest, looting, protests, strikes and street demonstrations; changes in other significant operating expenses; changes in currency values and exchange rates between the U.S. dollar and other currencies, particularly the Canadian dollar, Brazilian real and Chilean peso; changes in general and industry-specific environmental laws and regulations; changes in tax laws, and interpretations thereof; changes in circumstances giving rise to environmental liabilities or expenditures; warranty costs exceeding our warranty reserves; challenge or exploitation of our intellectual property or other proprietary information by others in the industry; changes in the funding requirements of our defined benefit pension plans; the resolution of existing and future product-related litigation and other legal proceedings; the amount and timing of any repurchases of our common stock and the payment of dividends on our common stock, which will depend on market and business conditions and other considerations; and acts of public authorities, war, civil unrest, natural disasters, fire, floods, earthquakes, inclement weather and other matters beyond our control. For additional information about factors that could cause actual results, events, and circumstances to differ materially from those described in the forward-looking statements, please refer to LP’s filings with the Securities and Exchange Commission. Except as required by law, LP undertakes no obligation to update any such forward-looking statements to reflect new information, subsequent events or circumstances.

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